Exhibit 99.1

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Information Agent Contact:

Global Bondholder Services Corporation

Phone: 1-866-470-3900 (toll free)

1-212-430-3774 (collect)

Qualcomm Announces Expiration of its Private Exchange Offers for Four Series of Notes Open to Certain Investors

SAN DIEGO – May 29, 2018 – Qualcomm Incorporated (NASDAQ: QCOM) announced today the expiration of its four separate private offers to exchange (the “Exchange Offers”), any and all of the outstanding notes listed in the table below, which have a special mandatory redemption (“SMR”) date of June 1, 2018 (collectively, the “Old Notes”), in exchange for four new series of Qualcomm’s senior notes which have an SMR provision date of November 1, 2018 (the “New Notes”) and cash, on the terms and subject to the conditions set forth in the Offering Memorandum dated May 21, 2018 (the “Offering Memorandum” and, together with the eligibility letter, the Canadian holder form and the notice of guaranteed delivery, the “Exchange Offer Documents”).

The Exchange Offers expired at 5:00 p.m., New York City time, on May 25, 2018 (the “Exchange Offer Expiration Date”). The “Exchange Offer Settlement Date” will be promptly following the Exchange Offer Expiration Date and is expected to be May 31, 2018. On the terms and subject to the conditions set forth in the Offering Memorandum, the table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Exchange Offer Expiration Date and the aggregate principal amount of each series of Old Notes that Qualcomm expects to accept on the Exchange Offer Settlement Date in connection with the Exchange Offers.

Title of Series of Old Notes to be Exchanged	Principal Amount Outstanding (mm)	CUSIP/ ISIN No.	Minimum Condition (mm)	Principal Amount Tendered(1)(2)	Principal Amount Qualcomm Expects to Accept (2)
Floating Rate Notes due 2019	$750.00	747525AN3; US747525AN39	N/A	$52,338,000	$52,338,000
Floating Rate Notes due 2020	$500.00	747525AQ6; US747525AQ69	N/A	$14,506,000	$14,506,000
1.850% Notes due 2019	$1,250.00	747525AM5; US747525AM55	N/A	$56,205,000	$56,205,000
2.100% Notes due 2020	$1,500.00	747525AP8; US747525AP86	300.0	$119,959,000	$0

(1)	Reflects the aggregate principal amount of each series of Old Notes that have been validly tendered and not validly withdrawn as of the Exchange Offer Expiration Date, based on information provided by the exchange agent to Qualcomm.
(2)	The principal amounts tendered and expected to be accepted as reflected in the table above, do not include the aggregate principal amounts of Old Notes that may be validly tendered pursuant to guaranteed delivery procedures and accepted for exchange pursuant to the Exchange Offers.

Based on the amount of Old Notes tendered in the Exchange Offers and in accordance with the terms of the Exchange Offers, Qualcomm expects to accept, on the Exchange Offer Settlement Date, all of the Old Notes validly tendered and not validly withdrawn, other than the 2.100% Notes due 2020. Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Exchange Offer Eligible Holders (as defined below) who (i) validly tendered and who did not validly withdraw Old Notes at or prior to the Exchange Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Exchange Offer Expiration Date and who tender their Old Notes at or prior to 5:00 p.m., New York City time, on May 30, 2018 pursuant to guaranteed delivery procedures, and whose Old Notes are accepted for exchange by Qualcomm, will receive the applicable Total Consideration (as defined in the Offering Memorandum). Exchange Offer Eligible Holders are required to tender the applicable minimum denominations in order to receive the applicable Total Consideration.

Upon the terms and subject to the conditions set forth in the Offering Memorandum, on the Exchange Offer Settlement Date, Qualcomm expects to deliver an aggregate principal amount of (i) $52,338,000 of Floating Rate Notes due 2019; (ii) $14,506,000 of Floating Rate Notes due 2020; and (iii) $56,205,000 of 1.850% Notes due 2019, in each case for the respective series of Old Notes validly tendered and accepted by Qualcomm, plus a cash fee of $2.50 per $1,000 principal amount of the Old Notes validly tendered and accepted by Qualcomm.

The amount of outstanding 2.100% Notes due 2020 validly tendered and not validly withdrawn as of the Exchange Offer Expiration Date, as reflected in the table above, was not sufficient to meet the minimum condition and consequently no 2.100% Notes due 2020 will be accepted for exchange.

Qualcomm will not receive any cash proceeds from the Exchange Offers. The actual aggregate principal amounts of New Notes that will be issued on the Exchange Offer Settlement Date are subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders.

Qualcomm will deliver New Notes in exchange for Old Notes accepted for exchange in the Exchange Offers and pay the cash consideration on the Exchange Offer Settlement Date. No accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. However, interest on each New Note will accrue from and include the most recent interest payment date of the tendered Old Note.

The Exchange Offers were only made, the New Notes were only offered and will only be issued, and copies of the Offering Memorandum were only made available, to a holder of Old Notes who has certified its status as either (a) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (b) (i) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-“U.S. person”, (ii) if located or resident in the European Economic Area, that they are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (y) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”)) and (iii) if located or resident in any province or territory of Canada, is not an individual and is an “accredited investor” as such term is defined in National Instrument 45-106 of the Canadian Securities Administrators or section 73.3(1) of the Securities Act (Ontario), and in each case, is also a “permitted client” as defined in National Instrument 31- 103 of the Canadian Securities Administrators (“Canadian Eligible Holders”). Qualcomm refers to holders of Old Notes who certified to Qualcomm that they were eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions as “Exchange Offer Eligible Holders”.

Only Exchange Offer Eligible Holders who have confirmed they are Exchange Offer Eligible Holders via the eligibility letter were authorized to receive or review the Exchange Offer Documents or to participate in the Exchange Offers. For Canadian Eligible Holders, such participation was also conditioned upon the receipt of the Canadian holder form. There was no separate letter of transmittal in connection with the Offering Memorandum.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offers were made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

In the United Kingdom, this press release is only being communicated to, and any other documents or materials relating to the Exchange Offers were only distributed to and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

Global Bondholder Services Corporation is acting as the exchange agent and information agent for the Old Notes in the Exchange Offers. Documents relating to the Exchange Offers were only distributed to holders of Old Notes who certified that they are Exchange Offer Eligible Holders. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link: http://gbsc-usa.com/eligibility/QUALCOMM.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, the QCT semiconductor business.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,”

“project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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